MINTZ LEVIN   |  Boston                                 Chrysler Center
COHN FERRIS   |  New York                               666 Third Avenue
GLOVSKY AND   |  Washington                             New York, New York 10017
POPEO PC      |  Reston                                 212 935 3000
                 New Haven                              212 983 3115 fax
                                                        www.mintz.com

                                                          January __, 2005

Majesco Holdings Inc.
160 Raritan Center Parkway
Edison, New Jersey  08837

     Re:  Registration Statement on Form S-1, as amended, File No. 333-120103

Ladies and Gentlemen:

We have acted as counsel to Majesco Holdings Inc., a Delaware corporation (the
"Company"), in connection with the public offering of up to 4,222,176 shares of common stock of the Company (which includes 540,000 shares subject to an over-allotment option) (the "Shares") to be issued by the Company pursuant to the Registration Statement on Form S-1, as amended, File No. 333-120103 (the
"Registration Statement")

This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Act").

In connection with this opinion, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the
Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration
Statement has become effective under the Act,

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

January __, 2005

(iii) the terms of the sale of the Shares have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and (iv)
the Shares have been issued, delivered and sold as contemplated by the
Registration Statement, the Shares will have been duly authorized and will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Laws of the State of Delaware
and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

January __, 2005

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the
Registration Statement, and we hereby consent thereto. We also consent to the reference to our firm contained under the heading "Legal Matters" in the
Registration Statement.

                                              Very truly yours,

                                              Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.